Exhibit 5.1

COSTALDO LAW GROUP P.C.

30 WALL STREET, 8PPPTHPPP FLOOR NEW YORK, NY 10005

 TEL 212 709 8333 FAX 212 217 6724 EVAN@COSTALDOLAW.COM

December 16, 2022

The Board of Directors

SmartCard Marketing Systems, Inc.
20C Trolley Square

Wilmington, Delaware 19806

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as U.S. securities counsel to SmartCard Marketing Systems, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (as amended through the date hereof, the “Registration Statement”) relating to the registration by the Company of up to 13,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Resale Shares”), owned by the selling stockholders (the “Selling Stockholders”) as described in the Registration Statement, which such Resale Shares may be sold by the Selling Stockholders from time to time for an aggregate offering of 13,500,000 shares of common stock. The Resale Shares are comprised of an aggregate of (i) 3,000,000 shares of common stock issued and sold to an accredited investor in a financing transaction (the “2022 Private Placement”), (ii) 5,000,000 shares of common stock (the “Warrant Shares”) issuable upon exercise of common stock purchase warrants (the “Warrants”) issued to the investor in the 2022 Private Placement; and (iii) 5,500,000 shares of common stock issued to non-management holders of the Company’s common stock. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth herein, we have examined (i) the actions taken by the Company in connection with the authorization of the issuance of the Resale Shares, and such documents as we have deemed necessary, and (ii) originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of Nevada as it relates to the Resale Shares and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Resale Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Resale Shares are duly authorized, validly issued, fully paid and non-assessable, and are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (ii) the Warrant Shares, issuable from time to time upon exercise of the Warrants, have been duly authorized and, when issued and delivered by the Company upon exercise of the Warrants in accordance with and in the manner described in the Warrants and the Registration Statement, including the payment of the exercise price therefor, will be validly issued, fully paid and non-assessable, and will constitute legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters other than those described above, relating to the Company, the Resale Shares or the Registration Statement. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and further consent to all references to our firm under the caption “Legal Matters” in the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to the Securities Act with respect to the Resale Shares covered by this opinion letter.

In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ COSTALDO LAW GROUP P.C.

COSTALDO LAW GROUP P.C.

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